

<ARTICLE>                     5
<LEGEND>
Swift Energy Income Partners 1990-C,  Ltd., was in the process of liquidation as of December 31, 1997 and as such is governed by  liquidation  basis  accounting.
This schedule contains summary financial information extracted from Swift Energy
Income Partners 1990-C, Ltd.'s Statement of Net Assets in Process of Liquidation
and  Statement  of Changes in Net Assets in Process of  Liquidation  in its Form
10-K for the year ended  December  31, 1997 and is  qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-END>                                   DEC-31-1997
<CASH>                                         261,975
<SECURITIES>                                   0
<RECEIVABLES>                                  230,827
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               492,802
<PP&E>                                         988,375
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 1,481,177
<CURRENT-LIABILITIES>                          63,261
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   63,261
<SALES>                                        21,418
<TOTAL-REVENUES>                               0
<CGS>                                          0
<TOTAL-COSTS>                                  5,148<F1>
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   0
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1>Includes lease operating expenses and production taxes. Excludes general and administrative and interest expense.

